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                                                                   EXHIBIT 5.1


                               September 27, 1996



IDEC Pharmaceuticals Corporation
11011 Torreyana Road
San Diego, CA 92121

        Re:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        We have acted as counsel to IDEC Pharmaceuticals Corporation, a California corporation (the "Company"), in connection with the registration of up to 712,915 shares of the Company's Common Stock (the "Shares"), as described in the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement").

        In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company's Restated Articles of Incorporation, as amended through the date hereof, the Company's bylaws, as amended through the date hereof, and the originals, or copies certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below (the "Documents"). We are relying (without any independent investigation thereof) upon the truth and accuracy of the statements, covenants, representations and warranties set forth in such Documents.

        On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized, are validly issued, fully paid and nonassessable.


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IDEC Pharmaceuticals Corporation                             September 27, 1996
                                                                         Page 2


        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Prospectus and any further amendments thereto. Subject to the foregoing sentence, this opinion is given as of the date hereof solely for your benefit and may not be relied upon, circulated, quoted or otherwise referred to for any purpose without our prior written consent.


                               Very truly yours,


                               /s/ BROBECK, PHLEGER & HARRISON LLP
                               BROBECK, PHLEGER & HARRISON LLP